Exhibit 10.2

THIS GUARANTY IS SECURED BY THE GRANT BY EACH UNDERSIGNED GUARANTOR OF A SECURITY INTEREST IN ALL OF THE ASSETS OF SUCH UNDERSIGNED GUARANTOR FOR THE BENEFIT OF LENDER (AS EACH TERM IS HEREINAFTER DEFINED).

SECURED GUARANTY

SECURED GUARANTY (this “Guaranty”), dated as of May 20, 2011, by THE ORIGINAL SOUPMAN, INC., a Delaware corporation (“TOSI”); INTERNATIONAL GOURMET SOUPS INC., a Delaware corporation (“International”); in favor of PENNY FERN HART (“Lender”).

WHEREAS, pursuant to that certain Assignment and Assumption Agreement, dated December 30, 2009, between Soup Kitchen International, Inc. (“SKII”), and TOSI, TOSI acquired substantially all of the assets of SKII;

WHEREAS, SKII is indebted to Lender, and has granted to Lender a perfected first priority lien on and security interest in its asset to Lender;

WHEREAS, each of TOSI, International, and the subsidiaries from time to time of TOSI, have derived and will continue to derive material benefits from, among other things, the acquisition and use of the assets of SKII; and

WHEREAS, in order to provide assurances to Lender of the repayment of the indebtedness owed by SKII to Lender and in order to confirm, among other things, Lender’s first priority lien on and security interest in the assets that TOSI acquired from SKII, each of TOSI and International have agreed, and other subsidiaries of TOSI shall agree, jointly and severally, to guarantee the repayment of the indebtedness owed by SKII to Lender in accordance with the terms of this Guaranty.

NOW, THEREFORE, the Guarantor hereby agrees as follows:

1.           Each of TOSI and International (together with each subsidiary or affiliate of TOSI which hereinafter executes a joinder to this Guaranty, collectively, the “Guarantor”) hereby, jointly and severally, irrevocably guarantees, to Lender the full and complete payment of all amounts when due to Lender under all indebtedness owed to Lender by SKII, as more specifically listed on Schedule I attached hereto and the performance of all obligations with respect thereto (the “Guaranteed Obligations”). This Guaranty is absolute and unconditional irrespective of any term or provision of any documents or understandings relating to the Guaranteed Obligations, or any other circumstance which might otherwise constitute a legal or equitable discharge or release of a surety or guarantor. Without limiting the generality of the foregoing:

(a)           No formal or informal change, amendment, modification, extension, renewal, alteration or waiver of any term or condition of the Guaranteed Obligations, no extension in whole or in part of the time for the performance by SKII of any of its obligations under the Guaranteed Obligations, and no settlement, compromise, release, surrender, modification or impairment, exercise or failure to exercise of any claims, rights, or remedies of any kind or nature under or in connection with the Guaranteed Obligations shall affect, impair, release, discharge or novate, in whole or in part, the liability of Guarantor hereunder.

(b)           Guarantor shall have no right or subrogation, reimbursement or indemnity whatsoever until Lender is indefeasibly paid in full, nor any right of recourse to security for the debts and obligations of SKII to Lender.

(c)           Nothing shall discharge or satisfy the liability of the Guarantor hereunder except the full indefeasible payment and performance of all of Guaranteed Obligations, including all costs and expenses of Lender incurred in connection with the enforcement of this Guaranty.

(d)           This Guaranty is a continuing Guaranty that shall remain effective under successive transactions until the Guaranteed Obligations are irrevocably and indefeasibly paid in full.

(e)           Guarantor shall at all times be and remain liable to Lender with respect to the Guaranteed Obligations to the same extent, but no greater than, it would be if it were jointly and severally liable with SKII to Lender for the full and complete payment under the Guaranteed Obligations.  Notwithstanding the foregoing sentence, the obligations of Guarantor hereunder shall in no way be released, waived, impaired, diminished, or otherwise affected by reason of any voluntary or involuntary proceedings by or against SKII in bankruptcy or for an arrangement or reorganization or for any other relief under any provision of any bankruptcy or other similar law as from time to time is in effect or the inability or failure of SKII for any other reason to perform or comply with any or all of its obligations under the Guaranteed Obligations , as the same may be amended from time to time.

2.           As security for the obligations of Guarantor pursuant to this Guaranty to pay and perform the Guaranteed Obligations, the Guarantor hereby grants to the Lender a lien on, security interest in and right of set-off against any and all of Guarantor’s right, title and interest in and to any and all assets, properties and interests in property of the Guarantor, as more specifically described on Schedule II attached hereto (the “Collateral”); provided, however, that Collateral shall not include, and Guarantor does not hereby grant a security interest to Lender in, property acquired by Guarantor after the date hereof to the extent that Guarantor acquires such assets with purchase money financing in connection with the commencement of business operations at a location not currently in operation on the date hereof and such purchase money financing extends only to the assets acquired for such location.  Guarantor hereby authorizes Lender to file a financing statement in accordance with the applicable Uniform Commercial Code to perfect the foregoing lien and security interest on the Collateral.  Guarantor represents and warrants to Lender that such security interest in the Collateral shall constitute a first priority security interest in such Collateral and that it has not granted to any other person or entity a lien on or security interest in such Collateral.

3.           The Guaranteed Obligations shall immediately become due and owing in the event any of the entities comprising the Guarantor (a) or Soupman, Inc., a Delaware corporation (“Soupman”), shall file a voluntary petition under the United States Bankruptcy Code or any other Federal or state bankruptcy or insolvency law; (b) or Soupman shall solicit or cause to be solicited petitioning creditors for any involuntary petition, (c) or Soupman shall file an answer consenting to or otherwise acquiescing in or joining in an involuntary petition filed against it, by any other person under the United States Bankruptcy Code or any other Federal or state bankruptcy or insolvency law, or soliciting or causing to be solicited petitioning creditors for any involuntary petition from any person; (d) or Soupman shall consent to or acquiescing in or joining in an application for the appointment of a custodian, receiver, trustee, or examiner for any property owned by Guarantor; (e) or Soupman shall make an assignment for the benefit of creditors, or admitting, in writing or in any legal proceeding, its insolvency or inability to pay its debts generally as they become due, (f) shall default under any other material indebtedness incurred by Guarantor after the date hereof, and such default shall have resulted in the acceleration of such indebtedness owing by Guarantor, (g) shall fail to make any payment when due under the Guaranteed Obligations, (h) shall transfer all or substantially all of its assets or Soupman shall, directly or indirectly, cease to own a majority of the equity of the Guarantor,  or (i) shall fail to perform in any material respect any of its obligations to Lender pursuant to any other agreement or instrument, from time to time, between Guarantor and Lender, and such failure shall continue for five Business Days after written notice thereof from Lender to TOSI.

4.           This is a Guaranty of payment and not of collection and Guarantor waives any right to require that any action be brought against SKII or any other guarantor or any other person or party or to require that resort be had to any security granted to Lender.  No delay on the part of Lender in exercising any right or remedy under this Guaranty or failure to exercise the same shall operate as a waiver in whole or in part of any such right or remedy.

5.           The Guarantor hereby unconditionally and irrevocably waives, releases and abrogates any and all rights it may now or hereafter have under any agreement, at law or in equity (including, without limitation, any law subrogating Guarantor to the rights of Lender), to assert any claim against or seek contribution, indemnification or any other form of reimbursement from SKII or any other party liable for payment of any or all of the Guaranteed Obligations for any payment made by Guarantor under or in connection with this Guaranty or otherwise, until such time as Lender is paid in full.  The Guarantor hereby unconditionally and irrevocably waives, releases and abrogates any and all rights it may now have or hereafter have against Penny Hart in her individual capacity as a limited guarantor of the indebtedness of SKII.

6.           Guarantor hereby agrees to indemnify and reimburse Lender for all costs and expenses of enforcement of this Guaranty, including all reasonable attorney’s fees incurred by Lender.

7.           This Guaranty binds Guarantor and its respective successors, and assigns, provided that Guarantor may not assign its rights or obligations under this Guaranty without the prior written consent of Lender.

8.           This Guaranty shall be governed by and construed in accordance with, the laws of the State of New York, without giving effect to principles of conflict of laws.

IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be duly executed  in its name and on its behalf, effective as of the date first written above.

Address: 1110 South Avenue Suite 100 Staten Island, NY 10314 Fax: (212) 768-7055	THE ORIGINAL SOUPMAN, INC. By: /s/ Robert Bertrand Name: Robert Bertrand Title: President
Address: 1110 South Avenue Suite 100 Staten Island, NY 10314 Fax: (212) 768-7055	INTERNATIONAL GOURMET SOUPS INC. By: /s/ Robert Bertrand Name: Robert Bertrand Title: President

SCHEDULE I

GUARANTEED OBLIGATIONS

Date of original note	April 11, 2007
Original amount of note	$1,000,000.00
Unpaid principal balance	$ 962,000.00
Maturity date	April 17, 2008
Interest rate	Prime plus 1% (through April 17, 2008);
thereafter, Prime plus 4% as default rate
Date to which interest has been paid	February 1, 2011
Late fees and expenses	As set forth in the Note

Summary description of collateral and guarantees:

The principal of, accrued interest on and all fees payable in respect of the Loan are secured by all assets, tangible and intangible, of Soup Kitchen International, Inc. The Original Soup Man, Inc., has guaranteed the entire balance of the Loan, plus all accrued interest thereon, and all fees due in respect thereof, and has granted a security interest in all of its assets to secure such guarantee.

Date of original note	June 17, 2008
Original amount of note	$ 538,000.00
Unpaid principal balance	$ 538,000.00
Maturity date	June 17, 2009
Interest rate	Prime plus 1% (through June 17, 2009);
thereafter, Prime plus 3% as default rate
Date to which interest has been paid	February 1, 2011
Late fees and expenses	As set forth in the Note

Summary description of collateral and guarantees

The principal of, accrued interest on and all fees payable in respect of the Loan are secured by all assets, tangible and intangible, of Soup Kitchen International, Inc. The Original Soup Man, Inc. has guaranteed the entire balance of the Loan, plus all accrued interest thereon, and all fees due in respect thereof, and has granted a security interest in all of its assets to secure such guarantee.

SCHEDULE II

COLLATERAL

Collateral of the Guarantor shall include the following (which terms shall have the meanings assigned to such terms in the Uniform Commercial Code of the State of New York (the “UCC”)) assets of each entity comprising the Guarantor:

(a)           Accounts;

(b)           Chattel Paper;

(c)           Commercial Tort Claims;

(d)           Deposit Accounts, all cash, and other property deposited therein or otherwise credited thereto from time to time;

(e)           Documents;

(f)           General Intangibles, including without limitation any and all Intellectual Property;

(g)           Goods, including without limitation any and all Inventory, any and all Equipment and any and all Fixtures;

(h)           Instruments;

(i)           Investment Property;

(j)           Letter-of-Credit Rights;

(k)           Supporting Obligations;

(l)           Any and all other personal property and interests in property whether or not subject to the UCC;

(m)           Any and all books and records, in whatever form or medium, that at any time evidence or contain information relating to any of the foregoing properties or interests in properties or are otherwise necessary or helpful in the collection thereof or realization thereon;

(n)           All Accessions and additions to, and substitutions and replacements of, any and all of the foregoing; and

(o)           All Proceeds and products of the foregoing, and all insurance pertaining to the foregoing and proceeds thereof.

Notwithstanding the foregoing, Collateral shall not include property acquired by Guarantor after the date of this Guaranty to the extent that Guarantor acquires such assets with purchase money financing in connection with the commencement of business operations at a location not currently in operation on the date hereof, and such purchase money financing extends only to the assets acquired for such location.